EXHIBIT 10.1
                                                                    ------------

                   AGREEMENT AND GENERAL RELEASE OF ALL CLAIMS

         This Agreement and General Release of All Claims ("Agreement") is entered into by and between Robert G. MacLean ("You" or "Employee") and Boston Scientific Corporation ("Boston Scientific") as of the latest date of execution by the parties to this Agreement. This Agreement is subject to the approval of the Boston Scientific Board of Directors or a designated committee thereof. This Agreement shall not become final or effective until the Effective Date (as defined in Paragraph 6(d), below). This Agreement supersedes and cancels any prior employment agreements or arrangements You may have entered into with Boston Scientific.

         In consideration of the mutual covenants, agreements, and representations contained herein, the adequacy of which is hereby acknowledged, the parties hereto expressly and intentionally bind themselves as follows:

         1.       RETIREMENT FROM EMPLOYMENT
                  --------------------------

                  You hereby acknowledge and agree that You are retiring from your position as Executive Vice President, Human Resources, and as an employee of Boston Scientific effective March 31, 2005 ("Retirement Date").

         2.       PAYMENTS BY BOSTON SCIENTIFIC
                  -----------------------------

                  (a) Within two (2) weeks of the Effective Date of this Agreement or your Retirement Date, whichever is later, Boston Scientific will pay to You one (1) lump sum payment in twice the amount of your current Boston Scientific base annual salary of Three Hundred Eighty Thousand Thirty-Six Dollars and Fifty-Four Cents ($380,036.54), for a total gross amount of Seven Hundred Sixty Thousand Seventy-Three Dollars and Eight Cents ($760,073.08), less applicable payroll withholding for taxes and other applicable deductions. You expressly acknowledge that upon the occurrence of the Retirement Date, You will not be eligible for any payments or benefits in addition to those described in this Agreement under any existing Boston Scientific Severance Pay Plan and/or Layoff Notification Plan.

                  (b) Boston Scientific will pay You for all accrued but unused vacation time through the Retirement Date under applicable Boston Scientific policy and in accordance with applicable state law.

                  (c) Boston Scientific will pay You within two (2) weeks of the Effective Date of this Agreement or your Retirement Date, whichever is later, an amount equivalent to an incentive payment under Boston Scientific's 2005 Performance Incentive Plan at the rate of twenty percent (20%) of your current Boston Scientific base annual salary. You will not be

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

eligible for consideration for incentive payments under any future Performance Incentive Plan, and you hereby waive any right to such consideration or such payments.

         3.       TERMINATION OF EMPLOYMENT BENEFITS
                  ----------------------------------

                  (a) You agree and acknowledge that your participation in Boston Scientific's 401(k) Plan, Stock Option Plan(s), and Global Employee Stock Ownership Plan, if any, Accidental Death and Dismemberment (AD&D), Business Travel Accident, Life Insurance, Short-Term and Long-Term Disability Plans will terminate as of your Retirement Date, as will your accrual of vacation time. You further agree and acknowledge that You will participate through the Retirement Date in all other benefits and benefit plans in which You are currently enrolled to the same extent as do other active employees and that your participation in and entitlement to any and all other benefits and benefits plans in which You are currently enrolled, but which are not otherwise specifically addressed in this Agreement, terminate on the Retirement Date.

                  (b) Boston Scientific will provide You with health care coverage to Age 65 as follows:

                      (i) If, before you turn Age 65, Boston Scientific implements an executive retiree health, i.e. medical plan, You (as well as any of your dependents who were covered through your participation in the Consolidated Omnibus Budget and Reconciliation Act of 1986 ("COBRA") as described below) will be eligible to participate in that plan, under all applicable terms and conditions, once your eligibility to receive benefits under COBRA ends. You understand that the terms of any such retiree health, i.e. medical plan, may change from time to time and that your coverage and/or participation, and associated contribution costs will be subject to any such change (including, if applicable, a shared premium responsibility as described in (ii) immediately below);

                      (ii) Your participation in Boston Scientific's Medical and Dental Plans and Healthcare Reimbursement Account (as well as the participation of any of your dependents who were covered by such Plans or Account one month prior to the Retirement Date) shall continue on the same terms and conditions as such coverage and/or participation is made available from time to time to Boston Scientific employees generally under the terms and conditions of COBRA. Boston Scientific will pay the employer's portion of the costs for any such medical and dental coverage for the period of time such coverage is provided under COBRA, should You be eligible for it. To enable Boston Scientific to comply with its obligation to provide notification of your rights to continue Medical and Dental Plan coverage and/or Healthcare Reimbursement Account participation, You agree to inform Boston Scientific of any change in address, dependent or marital status. You further agree to inform Boston Scientific immediately if, before the end of the COBRA eligibility period, you become eligible for any other group health coverage, and of the type and amount of such coverage, as well as to promptly respond to any inquiries from Boston Scientific regarding other group health coverage. You also acknowledge that You understand that the terms of Boston Scientific's Medical and Dental Plans

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

and Healthcare Reimbursement Account offered to Boston Scientific employees generally may change from time to time, and that your coverage and/or participation and associated contribution costs will be subject to any such change.

                      (iii) Should your eligibility to participate in COBRA, as described in (ii) immediately above, never mature or cease before you turn Age 65 and should Boston Scientific not have implemented an executive retiree health, i.e. medical plan at the time of that failure to mature or cessation, You will then have the option of obtaining on the open market, as available, medical insurance comparable to that supplied by Boston Scientific and with a shared premium responsibility as described in (ii) immediately above.

                      (iv) When your coverage under any of the above plans ends because You reach Age 65 or otherwise, your dependents, if any, will retain no continued eligibility to participate in any of those plans, except as required by law.

                  (c) Paragraph 3(a) notwithstanding, Boston Scientific will continue to make annual bonus payments to Employee equal to the amount of the premium payments for the Security Life of Denver Insurance Company universal life insurance policy currently covering Employee (the "life insurance policy") for as long as the life insurance policy remains in effect, but not later than December 31, 2008 or Employee's death, whichever is earlier, plus a grossed up amount for tax purposes. Employee or his trust or designee will remain responsible for making premium payments on the life insurance policy itself. Employee and Boston Scientific agree that Boston Scientific is not responsible for maintaining, administering or making payments under or for any other obligation under the life insurance policy itself and that Boston Scientific's obligation with respect to the life insurance policy extends solely to the payment of the bonus amounts set forth herein. Employee agrees to provide Boston Scientific with documentation as may from time to time be requested to enable Boston Scientific to effectuate this provision, including but not limited to proof of coverage, premium statements and tax information necessary to calculate the gross up amount.

                  (d) Any unvested portions of previously awarded stock option grants will continue to vest through the Retirement Date and will become exercisable under the terms and conditions contained in the applicable option agreement(s) and plan document(s).

         4.       EXPENSE REIMBURSEMENT
                  ---------------------

                  Boston Scientific will reimburse You in accordance with usual Boston Scientific policy for all unreimbursed business travel and other out-of-pocket expenses incurred by You through the Retirement Date in the performance of your duties as an employee of Boston Scientific. Such expenses must be submitted within two (2) weeks after the Retirement Date.

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

         5.       PURCHASE OF CURRENTLY LEASED AUTOMOBILE
                  ---------------------------------------

                  Boston Scientific agrees that, on or within a reasonable period of time after your Retirement Date, You may purchase at fair market value the leased 2000 Ford Explorer currently in your possession through Boston Scientific's automobile leasing program. Any tax obligations associated with this purchase will be your personal responsibility.

         6.       RELEASE BY EMPLOYEE
                  -------------------

                  Employee hereby releases and forever discharges Boston Scientific and its subsidiaries, affiliates, predecessors, successors, and assigns and the Directors, officers, shareholders, insurers, plans, employees, representatives and agents of each of the foregoing (collectively "Releasees") of and from the following as of the date of Employee's execution of this
Agreement:

                  (a) Any and all claims, demands, and liabilities whatsoever of every name and nature (other than those arising directly out of this Agreement), including (without limitation) any claim in the nature of so-called whistleblower complaints to the extent permitted by applicable law, and any and all claims, demands and liabilities with respect to Employee's employment or the terms and conditions of his employment, benefits or compensation which Employee has against Releasees, or ever had;

                  (b) As included in the above, without limitation, all claims known or unknown for tortious injury, breach of contract, and wrongful discharge (including without limitation, any claim for constructive discharge), all claims for infliction of emotional distress, all claims for slander, libel, or defamation of character, all claims of retaliation, and all claims for attorneys' fees, as related to Employee's employment, or the terms and conditions of his employment, benefits, or compensation; and

                  (c) Employee specifically releases and forever discharges Releasees from any and all claims based upon any allegation of employment discrimination, including (without limitation) discrimination on the basis of race, color, sex, sexual orientation, age (including any claim pursuant to the Federal Age Discrimination in Employment Act ("ADEA")), genetic information, religion, disability or national origin.

                  (d) Employee acknowledges that he has been given the opportunity, if he so desires, to consider this Agreement for twenty-one (21) days before executing it. In the event that Employee executes the Agreement within less than twenty-one (21) days of the date of its delivery to him, he acknowledges that such decision was entirely voluntary and that he had the opportunity to consider this Agreement for the entire twenty-one (21) day period. Boston Scientific acknowledges that for a period of seven (7) days from the date of the execution of this Agreement, Employee shall retain the right to revoke this Agreement by written notice to Boston Scientific, c/o James R. Tobin, President and CEO, Boston Scientific Corporation, One Boston

                                       4
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Scientific Place, Natick, Massachusetts, 01760, or his successor, and that this express Agreement shall not become final, effective or enforceable until the date upon which both of the following conditions have been met: (i) such revocation period expires and (ii) the Board of Directors or a designated committee thereof has approved this Agreement (the "Effective Date"). Therefore, no Boston Scientific obligations will be met and payments called for by Boston Scientific under Paragraphs 2(a), 2(c), 3(b), 3(c) and 11(b) above, shall not be made until the Effective Date (or the Retirement Date, if later).

         7.       NO DAMAGES SOUGHT
                  -----------------

                  Employee represents and states that he has not sought and will not seek or accept any damages or individualized relief in connection with any complaints or charges filed against Releasees with any local, state or federal agency or court, and Employee agrees that if any complaint or charge is filed on his behalf, he shall take all reasonable steps necessary to refuse any damages or individualized relief in connection therewith.

         8.       NO LIABILITY ADMITTED
                  ---------------------

                  Employee acknowledges that neither Boston Scientific's execution of this Agreement nor Boston Scientific's performance of any of its terms shall constitute an admission by Boston Scientific of any wrongdoing by any of the Releasees.

         9.       NONDISCLOSURE OF CONFIDENTIAL INFORMATION;
                  ------------------------------------------
                  RETURN OF BOSTON SCIENTIFIC PROPERTY
                  ------------------------------------

                  (a) Employee shall keep entirely secret and confidential, and shall not disclose to any person or entity, in any fashion or for any purpose whatsoever, any information that is (i) not available to the general public, and/or (ii) not generally known outside Boston Scientific, regarding Releasees, to which he has had access or about which he heard during the course of his employment by Boston Scientific or during the Consulting Services Period in connection with his performance of the Consulting Services (described in Paragraph 11, below), including (without limitation) any information relating to any of the Releasees' business or operations; their plans, strategies, prospects or objectives; their products, technology, processes or specifications; their research and development operations or plans; their customers and customer lists; their manufacturing, distribution, procurement, sales, service, support and marketing, clinical, regulatory and quality practices and operations; their financial conditions and results of their operations; their operational strengths and weaknesses; and their personnel and compensation policies, procedures and transactions ("Boston Scientific Confidential Information").

                  (b) Employee agrees to return to Boston Scientific, on or before the Retirement Date, except as Boston Scientific may specifically provide to him or allow him to retain during the Consulting Services Period in connection with his performance of the

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

Consulting Services, and except as to the Office Equipment described in Paragraph 9(c), below, documents or media of whatever nature, including summaries containing any of the data referred to in the immediately preceding paragraph, and all documents, data, material, details and copies thereof in any form, any property provided to or produced by him, including without limitation all samples, reports, communications, drawings, notes and analyses, any property passes, keys, credit cards, business cards, identification badges, and all sample and demonstration products, provided to or produced by him (the "Boston Scientific Property").

                  (c ) As additional consideration for entering into this Agreement, Boston Scientific hereby transfers ownership of the Palm Pilot, laptop computer, Blackberry and cell phone (collectively, the "Office Equipment") provided to Employee during his employment in connection with his job duties prior to his Retirement Date. Boston Scientific agrees that the Office Equipment does not fall within the definition of Boston Scientific Property described in Paragraph 9(b), above. Employee hereby warrants that he will, prior to his Retirement Date, coordinate with Boston Scientific to remove from the Office Equipment: (1) any Boston Scientific Confidential Information; and (2) other information related to his employment by Boston Scientific to the extent requested.

         10.      NO DETRIMENTAL COMMUNICATIONS
                  -----------------------------

                  Employee agrees that he will not make or cause to be disclosed any negative, adverse or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Releasees regarding any of the Releasees or about any of the Releasees' products or services, business affairs, financial condition or prospects for the future. Furthermore, Employee hereby represents to Boston Scientific that he has made no such communication, and Employee acknowledges that Boston Scientific relies upon this representation in agreeing to enter into this Agreement.

         11.      FUTURE ASSISTANCE/CONSULTING SERVICES
                  -------------------------------------

                  (a) Boston Scientific may seek the assistance, cooperation or truthful testimony of Employee in connection with any investigation, litigation, patent application or prosecution, or intellectual property or other proceeding arising out of matters within the knowledge of Employee and/or related to his position as an employee of or Consultant to Boston Scientific, and in any such instance, Employee shall provide such assistance, cooperation or truthful testimony and Boston Scientific shall pay Employee's reasonable costs in connection therewith.

                  (b) Employee hereby specifically agrees that he will provide up to fifty (50) days of transition and project assistance to Boston Scientific with respect to (I) the provision of advice, guidance, background information and related assistance in connection with the "Service Excellence" (HR Transformation) Project, as requested; and (II) matters generated in both

                                       6
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Human Resources and line functions related to problem resolution and acquisition of new businesses in Boston Scientific's West Coast operations during the time period from his Retirement Date through March 31, 2006 and Boston Scientific shall, within two (2) weeks of the Effective Date of this Agreement or the Retirement Date, whichever is later, pay Employee a lump sum amount of One Hundred Thousand Dollars ($100,000) for such services. Boston Scientific may request that Employee provide additional days of service during the time period from his Retirement Date through March 31, 2006 and shall pay Employee for such additional days of service at a rate of Three Thousand Dollars and Zero Cents ($3,000.00) per day. Boston Scientific and Employee may mutually agree in writing to continue to engage Employee to provide such services for one additional year (from April 1, 2006 through March 31, 2007), in which case
Boston Scientific shall pay Employee at a rate of Two Thousand Dollars and Zero Cents ($2,000.00) per day for such services provided during that time. Boston Scientific also agrees to pay Employee's reasonable travel expenses incurred in the course of providing all such services (although Boston Scientific shall not reimburse him for office expenses incurred in the course of providing such services and shall not maintain an office for Employee after his Retirement
Date). Employee agrees to provide detailed records and substantiation of all such services and reasonable travel expenses and to invoice Boston Scientific for them, by delivery of such invoice to the President of Boston Scientific or his designee, by the first business day of the quarter following the quarter in which they are performed. Boston Scientific agrees to pay Employee within thirty
(30) days of receipt of such invoice. All services provided within the scope of this Paragraph 11(b) shall be limited and relate solely to advice and assistance to Boston Scientific with respect to (b) (I) and (II) above, and within his area of expertise, as well as special limited and defined projects arising therefrom (the "Consulting Services") and shall be coordinated through the President of Boston Scientific or his designee. If Employee provides the Consulting Services only during the time period from his Retirement Date through March 31, 2006, that time period shall be the "Consulting Services Period." If Employee provides any Consulting Services during the time period from April 1, 2006 through March 31, 2007, then the entire time period from his Retirement Date through March 31, 2007 shall be the "Consulting Services Period." Employee understands, represents and warrants that he:

                      (i) shall be engaged as an independent contractor and not as an employee of Boston Scientific during the Consulting Services Period (the use of the defined term "Employee" for drafting purposes only in this overall Agreement notwithstanding);

                      (ii) shall as to the amounts set forth in this Paragraph 11(b) and paid for the Consulting Services, be responsible for payment of all federal, state and local taxes including but not limited to income, Social Security, unemployment, disability and other taxes;

                      (iii) during the Consulting Services Period, shall have no right to bind Boston Scientific in any manner without the express written consent of the President of Boston Scientific or his designee, and that he is not entitled to any benefits for which Boston Scientific employees are eligible, unless otherwise expressly set forth in this Agreement;

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

                      (iv) as of the date this Agreement is executed, is not excluded, debarred, suspended, or otherwise ineligible to participate in U.S. government health care programs (e.g., Medicare, Medicaid, CHAMPUS) or U.S. government procurement and non-procurement programs, and if at any time during the Consulting Services Period, he becomes so excluded, debarred, suspended or otherwise ineligible, he will immediately disclose such information to the President of Boston Scientific;

                      (v) during the Consulting Services Period, has the unrestricted right to disclose any third-party information he submits to Boston Scientific in the performance of the Consulting Services and that the Consulting Services do not violate any agreement with other parties or other restrictions of any kind, and that he shall not disclose to Boston Scientific any confidential or proprietary information belonging to any third party or represent as unrestricted any data of any kind that he knows to be covered by valid patent, copyright or other form of intellectual property protection;

                      (vi) will abide by the confidentiality obligations set forth in Paragraph 9(a) of this Agreement in the performance of the Consulting Services and thereafter and shall not, without Boston Scientific's prior written consent, disclose or use any Boston Scientific Confidential Information, except as requested by Boston Scientific;

                      (vii) agrees that all tangible property provided to or produced by him during the Consulting Services Period, including without limitation all samples, reports, communications, drawings, notes, analyses and materials received from Boston Scientific or produced in connection with the Consulting Services, shall fall within the definition of Boston Scientific Property and shall remain the exclusive property of Boston Scientific; Employee further agrees to maintain any Boston Scientific Property provided to or produced by him in connection with the Consulting Services in his custody and control and to return it at the conclusion of the Consulting Services Period or upon Boston Scientific's request;

                      (viii) agrees that during the Consulting Services Period and for one (1) year thereafter, will promptly report and disclose to Boston Scientific all improvements to Boston Scientific's products and/or services tested and evaluated by him and all ideas and concepts heard, developed or conceived, either alone or with others, including any ideas and concepts which result in new products or significant enhancements to existing products, while performing the Consulting Services ("Developments"). Developments shall be the sole and exclusive property of Boston Scientific and are hereby assigned to Boston Scientific without any additional payments by Boston Scientific. It is understood that Boston Scientific shall have the right but not the obligation to initiate, prosecute, maintain and defend any and all patentable ideas and concepts with respect to Developments. Employee shall provide reasonable assistance to Boston Scientific with respect to any such patents and patent applications, and shall execute all appropriate documents and assignments with respect to any such patents and patent applications. Employee agrees not to assert any rights in law or in equity in the Developments;

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

                      (ix) during the Consulting Services Period and for one (1) year thereafter, shall submit to Boston Scientific any paper he intends to publish relating in any way to the Consulting Services or the subject matter thereof, and shall not submit any such paper to a publisher or other party prior to the expiration of forty-five (45) days from the date an outline of the paper is submitted to Boston Scientific. If Boston Scientific determines in good faith during such period that publication or presentation of such paper would be detrimental to its intellectual property interests, Employee shall work in good faith with Boston Scientific to retract or modify the paper to remove all language which is detrimental to Boston Scientific's intellectual property or other interests, or, in the alternative and at Boston Scientific's election, shall refrain from submitting such paper to a publisher or other party for an additional 120 days to permit Boston Scientific to file patent applications or take other steps to protect its intellectual property or other interests. During the Consulting Services Period and for a period of one (1) year thereafter, Employee shall also submit to Boston Scientific for review, on a confidential basis, any patent applications relating to the Consulting Services naming Employee as an inventor, either alone or with others, which Employee or any third party intends to file with any U.S. or international patent offices in advance of the filing of any such application. Boston Scientific shall have thirty (30) days in which to review such applications. If Boston Scientific makes a good faith determination, within such period, that the filing of such an application would be contrary to its intellectual property rights set forth herein, Employee shall amend, or cause to be amended, such proposed patent application to remove any language that is determined by Boston Scientific to be contrary to its intellectual property rights hereunder; and

                      (x) agrees to indemnify Boston Scientific and hold Boston Scientific harmless from any suits, claims, actions, damages or losses whatsoever (including attorneys' fees) arising out of any claim that any use of the Developments by Boston Scientific infringes any copyright or patent or otherwise violates any third party rights; resulting in any way from any of his acts or omissions in the performance of the Consulting Services or his presence at a Boston Scientific facility; and for any obligations imposed by law on Boston Scientific to pay any taxes, Social Security, unemployment or disability insurance or other items in connection with payments made to him under this Paragraph 11(b) in connection with the Consulting Services.

         12.      HIRING OF BOSTON SCIENTIFIC EMPLOYEES
                  -------------------------------------

                  During the period beginning as of the Retirement Date and for twenty-four (24) months thereafter, Employee shall not attempt to or actually hire away any individual who is an employee or was an employee of Boston Scientific or any of the Releasees within the twelve (12) month period immediately preceding the Retirement Date, assist in the hiring away of any such employee by another person, or encourage any such employee to terminate their employment with Boston Scientific or any of the Releasees, whether directly or indirectly, unless the President of Boston Scientific or his designee shall have given prior written approval.

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

         13.      POST-SEPARATION NON-COMPETITION RESTRICTION
                  -------------------------------------------

                  During the period beginning as of the Retirement Date and for twenty-four (24) months thereafter, Employee agrees that he shall not, directly or indirectly, without the written consent of the President of Boston Scientific or his designee, engage in any activity in the area of medical device development, line or staff operations, manufacturing or marketing, including but not limited to any activity in the area of human resources, which is competitive with Boston Scientific as it relates to any of the work Employee performed during his employment or the Consulting Services Period or with which Employee was familiar as an employee of Boston Scientific or in connection with his performance of the Consulting Services.

         14.      CONFIDENTIALITY
                  ---------------

                  Employee acknowledges and understands that the terms of this Agreement will be filed in accordance with the rules and regulations of the Securities and Exchange Commission and may therefore become publicly available.

         15.      FAILURE TO MEET OBLIGATIONS
                  ---------------------------

                  In the event of a breach of Paragraphs 9(a), 12 or 13 above, which Employee agrees would cause Boston Scientific irreparable harm, Employee shall repay to Boston Scientific all of the amounts paid under Paragraphs 2(a), 2(c), 3(b), 3(c) and 11(b) above, and shall be liable, moreover, for any damages which a court may determine and shall be subject to injunctive relief damages, and any other relief which a court may award; provided that this sentence shall not have any effect on the Employee's ability to bring an ADEA charge with the Equal Employment Opportunity Commission ("EEOC") or a lawsuit challenging the waiver of ADEA claims contained herein, or to participate in any investigation or proceedings conducted by the EEOC (which term hereinafter shall be deemed to refer to the EEOC or any state or local fair employment practices agency acting as an EEOC deferral agency for purposes of filing an ADEA charge with the EEOC).

         16.      RESIGNATIONS
                  ------------

                  If Employee is an officer or member of the board of directors of Boston Scientific, or of any of the Releasees, or any of their affiliated companies, including but not limited to the Boston Scientific Foundation, Inc., Employee hereby agrees to cooperate in the execution of any document reasonably requested to evidence Employee's resignations from such position(s).

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

         17.      GOVERNING LAW; SEVERABILITY
                  ---------------------------

                  This Agreement is entered into and shall be construed under the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws rules. In the event any provision of this Agreement is determined to be illegal or unenforceable by a duly authorized court of competent jurisdiction, then the remainder of this Agreement shall not be affected thereby, it being the intention of the parties that each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Except as provided immediately below, if any portion of the Release language in Paragraph 6, above, were ruled to be unenforceable for any reason, Employee shall return the consideration provided under Paragraphs 2(a), 2(c), 3(b), 3(c) and 11(b) above, to Boston Scientific upon demand by Boston Scientific, which demand shall be made if Employee were to file any claims against any of the Releasees in violation of this Agreement, especially Paragraph 7. The foregoing sentence shall not apply to Employee's ability to bring an ADEA charge or a lawsuit challenging the waiver of ADEA claims.

         18.      WAIVERS; AMENDMENTS
                  -------------------

                  The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation and shall not be deemed a waiver of any subsequent breach. No modification, alteration, or change or waiver of any provision of this Agreement shall be effective unless in writing and signed by both parties wherein specific reference is made to this Agreement.

         19.      NO OTHER INDUCEMENTS
                  --------------------

                  This Agreement sets forth the entire understanding of the parties in connection with its subject matter. Any and all prior negotiations are merged in this Agreement. Neither of the parties has made any settlement, representation or warranty in connection with the issues addressed in this Agreement (except those expressly set forth in this Agreement) which has been relied upon by the other party, or which acted as an inducement for the other party to enter into this Agreement.

         20.      PERSONS BOUND BY THE AGREEMENT
                  ------------------------------

                  This Agreement shall be binding upon and inure to the benefit of Employee and to the benefit of each of the Releasees and their respective successors and assigns.

         21.      ASSIGNMENT OF INTERESTS
                  -----------------------

                  Employee warrants that he has not assigned, or transferred or purported to assign or transfer any claim against Releasees.

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

         22.      PREVAILING PARTY ENTITLED TO FEES
                  ---------------------------------

                  In the event that any action or proceeding is initiated to enforce or interpret the provisions of this Agreement, or to recover for a violation of the Agreement, the prevailing party in any such action or proceeding shall be entitled to its costs (including reasonable attorneys' fees); provided that if the Employee files a lawsuit challenging the waiver of ADEA claims contained herein, the prevailing party will be entitled to its costs, including reasonable attorneys' fees, only to the extent specifically authorized under federal law.

         23.      REPRESENTATION
                  --------------

                  Boston Scientific hereby advises Employee to consult an attorney of his choice before executing this Agreement. Employee represents that, prior to executing this Agreement, he was advised to and had the opportunity to review the provisions of this Agreement with counsel of his choice.

                  The parties have read the foregoing Agreement and know its contents, and know that its terms are contractual and legally binding. The parties further agree that they enter this Agreement voluntarily and that they have not been pressured or coerced in any way into signing this Agreement.

IN WITNESS WHEREOF, the parties hereby agree.




By: /s/ Robert G. MacLean                          March 30, 2005
    -----------------------------                  ---------------------
    Robert G. MacLean                               Date


BOSTON SCIENTIFIC CORPORATION



By: /s/ James R. Tobin                             March 30, 2005
    -----------------------------                  ---------------------
    James R. Tobin                                 Date
    President and CEO





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